SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane

Austin, Texas 78752

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01 - Financial Statements and Exhibits	1

Signature	2

Exhibit Index	3

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2017, Citizens, Inc. (“Citizens”) announced the appointment of former Oklahoma governor Frank Keating, 73, as a director, effective immediately. Gov. Keating is a partner at the law firm of Holland & Knight, LLP. Gov. Keating has held significant leadership positions in both the public and private sectors. In addition to serving as Governor of Oklahoma, his impressive career includes serving as CEO of the American Bankers Association and prior to that President and CEO of the American Council of Life Insurers, the trade association for the life insurance and retirement security industry. He also has served as assistant secretary of the Treasury and associate attorney general under President Ronald Reagan. He was later general counsel and acting deputy secretary for the Department of Housing and Urban Development (HUD) under President George H.W. Bush. During his tenure at the Treasury Department and HUD, he worked on significant issues affecting the banking, insurance and the financial services industries. His law enforcement career included serving as the U.S. attorney for the Northern District of Oklahoma and as an FBI agent.

Mr. Keating fills an open Board seat vacated by former director Tim Timmerman, having been elected by the currently serving Class A directors in accordance with the Colorado Business Corporation Act and Citizens’ bylaws. At the time of this announcement, Mr. Keating has not been appointed to serve on any committees of the Board.

A copy of the press release issued by Citizens regarding this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release issued by Citizens, Inc. on February 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

	By:	/s/ Geoffrey M. Kolander
Geoffrey M. Kolander Chief Executive Officer
Date: February 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Citizens, Inc. on February 27, 2017.

3